Exhibit 99.1 TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 3/31/2020 1 2 Portfolio Net Assets Inception Date Symbol Estimated Annual Expenses $26.0 Billion 10/02/1995 QREARX 0.83% Investment Description Performance The Account seeks to generate favorable total returns primarily through rental income and Total Return Average Annual Total Return appreciation of real estate investments and real Since estate-related investments and offers investors guaranteed, daily liquidity. The Account intends QTD YTD 1 Year 3 Years 5 Years 10 Years Inception to invest between 75% and 85% of its net assets TIAA Real Estate Account 0.11% 0.11% 3.84% 4.54% 5.00% 8.80% 6.19% directly in real estate or real estate-related investments, which TIAA believes have the The returns quoted represent past performance, which is no guarantee of future results. Returns and the potential to generate rental income and appreciation. The remainder of its investments principal value of your investment will fluctuate. Current performance may be higher or lower than that will be invested in publicly traded, liquid shown, and you may have a gain or a loss when you redeem your accumulation units. For current investments. performance information, including performance to the most recent month-end, please visit TIAA.org, or call 800-842-2252. Performance may reflect waivers or reimbursements of certain expenses. Absent these Learn More waivers or reimbursement arrangements, performance may be lower. 1 The total annual expense deduction, which includes investment management, administration, and distribution For more information please contact: 800-842-2252 expenses, mortality and expense risk charges, and the liquidity guarantee, is estimated each year based on Weekdays, 8 a.m. to 10 p.m. (ET), projected expense and asset levels. Differences between actual expenses and the estimate are adjusted Saturdays, 9 a.m. to 6 p.m. (ET), quarterly and are reflected in current investment results. Historically, adjustments have been small. or visit TIAA.org 2 The Account's total annual expense deduction appears in the Account's prospectus, and may be different than that shown herein due to rounding. Please refer to the prospectus for further details. Hypothetical Growth of $10,000 The chart illustrates the performance $2 6, 50 0 of a hypothetical $10,000 investment 3/20 $2 1, 50 0 on March 31, 2010 and redeemed on March 31, 2020. $1 6, 50 0 $1 1, 50 0 — TIAA Real Estate Account $23,242 $6,5 00 $1,5 00 3/10 9/11 3/13 9/14 3/16 9/17 3/19 The total returns are not adjusted to reflect sales charges, the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs. Properties by Type (As of 3/31/2020) Properties by Region (As of 3/31/2020) % of Real Estate Investments3 4 % of Real Estate Investments3 Office 37.2 West 39.7 Apartment 25.7 East 31.3 Retail 19.6 South 26.6 Industrial 15.8 Midwest 2.4 Other 1.7 3 Wholly owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value. 4 Other properties represents interests in Storage Portfolio investments, a hotel investment and land. Please refer to the next page for important disclosure information.

TIAA Retirement Annuity Accounts
TIAA Real Estate Account

Real Estate As of 3/31/2020

Portfolio Composition	(As of 3/31/20)
Investments by Type	**% of Net Assets**
Real Estate Properties (Net Of Debt)	55.1%
Real Estate Joint Venture And Limited Partnerships	25.3%
Loans Receivable (Net Of Debt)	6.1%
Other (Net Receivable/Liability)	5.5%
Marketable Securities Other	5.2%
Marketable Securities Real Estate Related	2.8%

Top 10 Holdings[5]	(As of 3/31/20)
	% of Total Investments[6]
Fashion Show	3.3%
The Florida Mall	3.0%
Simpson Housing Portfolio	2.7%
1001 Pennsylvania Avenue	2.6%
Colorado Center	2.1%
99 High Street	1.9%
Ontario Industrial Portfolio	1.7%
701 Brickell Avenue	1.4%
Lincoln Centre	1.4%
Four Oaks Place	1.4%
Total	**21.5%**

Market Recap

According to the Bureau of Labor Statistics, the U.S. economy kicked off the year with two very strong months, adding 214,000 and 275,000 jobs during January and February respectively. As coronavirus (COVID-19) crisis escalated sharply in the U.S. during March 2020, the activity halted, causing a record loss of 701,000 jobs. The unemployment rate jumped to 4.4% at the end of the first quarter of 2020. The COVID-19 spread shocked labor markets and consumer confidence tumbled.

In March 2020, during a series of sessions, the Federal Open Market Committee cut the target range for federal funds rate to near 0% due to spread and impact of the coronavirus. The Federal Reserve also committed to buying an unlimited amount of Treasury bonds and mortgage-backed securities. The Federal Reserve is committed to backstopping municipal bonds, agency commercial mortgage-backed securities, agency residential mortgage-backed securities, and corporate bonds. Additionally, it announced a lending facility to provide liquidity to the commercial paper market, help money-market mutual funds meet redemptions and lent billions of dollars at near zero interest rates to central banks around the world.

Commercial real estate conditions began to show the impact of COVID-19, though the first quarter of 2020 results are still insulated by the strong performance achieved during previous quarters. According to CB Richard Ellis Econometric Advisors ("CBRE-EA"), markets with sizable public sector and tech hubs will absorb the shocks to their local economies, while tourism hubs like Orlando, Las Vegas and Miami are likely to feel negative impacts.

Market rents continued to increase in most key markets, with the most significant increases present in cities with strong financial or technology exposure (e.g., San Francisco).

Declining interest rates during the previous year have benefited real estate, providing institutional investors easier access to capital while simultaneously allowing the yields on real estate investments to remain attractive. The Federal Reserve has stepped in with a broad array of actions that amounted to the largest fiscal stimulus in history – over 10% of U.S. GDP. The over $2 trillion fiscal stimulus package includes direct support for taxpayers, as well as various programs for businesses. The Federal Reserve has offered forward guidance on the future path of its key interest rate, signaling that overnight rates are likely to remain low and growth in long-term rates is unlikely in the near future. The Federal Reserve has offered forward guidance on the future path of its key interest rate, signaling that overnight rates are likely to remain low and growth in long-term rates is unlikely in the near future.

Market conditions are expected to continue to deteriorate in the near term, but since the causes of this decline are not structural, conditions may improve at a quicker pace compared to the financial crisis from the previous cycle that took years to recover.

Property pricing as calculated by the Green Street Advisor Commercial Property Price Index ("CPPI") decreased by 1.4% from the prior quarter.

Note: Data subject to revision.

Important Information

[5] The top 10 holdings are subject to change and may not be representative of the Account's current or future investments. The holdings listed only include the Account's long-term investments. Money market instruments and/or futures contracts, if applicable, are excluded. The holdings do not include the Account's entire investment portfolio and should not be considered a recommendation to buy or sell a particular security.

[6]Real estate fair value is presented gross of debt. Investments in joint ventures are presented at the Account's ownership interest.

Fashion Show is held in a joint venture with Brookfield Property Partners LP, in which the Account holds 50% interest, and is presented gross of debt. As of March 31, 2020, this debt had a fair value of $417.9 million.

The Florida Mall is held in a joint venture with Simon Property Group, L.P., in which the Account holds a 50% interest, and is presented gross of debt. As of March 31, 2020, this debt had a fair value of $155.8 million.

Simpson Housing Portfolio is held in a joint venture with Simpson Housing LP, in which the Account holds an 80% interest, and is presented gross of debt. As of March 31, 2020, this debt had a fair value of $383.4 million.

1001 Pennsylvania Avenue is presented gross of debt. As of March 31, 2020, this debt had a fair value of $316.9 million.

Colorado Center is held in a joint venture with EOP Operating LP, in which the Account holds a 50% interest, and is presented gross of debt. As of March 31, 2020, this debt had a fair value of $269.9 million.

99 High Street is presented gross of debt. As of March 31, 2020, this debt had a fair value of $278.2 million.

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TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 3/31/2020 701 Brickell is presented gross of debt. As of March 31, 2020, this debt had a fair value of $179.1 million Four Oaks Place is held in a joint venture with Allianz US Private REIT LP, in which the Account holds a 51% interest, and is presented gross of debt. As of March 31, 2020, this debt had a fair value of $81.8 million. Real estate investment portfolio turnover rate was 7.8% for the year ended 12/31/2019. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period. Marketable securities portfolio turnover rate was 28.7% for the year ended 12/31/2019. Marketable securities portfolio turnover rate is calculated by dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period. Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates. TIAA-CREF Individual & Institutional Services, LLC, Member FINRA and SIPC, distributes securities products. Investment, insurance and annuity products are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity and may lose value. THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161. A Note About Risks In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests. The risks associated with investing in the Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with participant flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus. ©2020 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund, 730 Third Avenue, New York, NY 10017 Continued on next page… 1156012